UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2018

QPAGOS

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-192877	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

Paseo del la Reforma 404 Piso 15 PH
Col. Juarez, Del. Cuauhtemoc
Mexico, D.F. C.P. 06600

(Address of principal executive offices)

1900 Glades Road, Suite 265

Boca Raton, Florida 33431

(Mailing Address)

+52 (55) 55-110-110

(Registrant’s telephone number, including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☑ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2018, QPAGOS Corporation, a wholly owned subsidiary of QPAGOS, entered into amendments to its separate employment agreements with Gaston Pereira and Andrey Novikov, respectively (the “Amendments”), to extend the stated employment term thereunder for an additional period of one (1) year ending April 30, 2019 and provide that Messrs. Pereira and Novikov will also serve, without additional compensation, as a member of the board and in such other executive-level positions or capacities at QPAGOS Corporation, its parent company QPAGOS and/or their subsidiaries as may, from time to time, be reasonably requested by the QPAGOS Corporation board. All other terms of the employment agreements remain in full force and effect.

The information contained in this Item 1.01 regarding the Amendments are qualified in its entirety by the copy of each amendment attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by this reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

10.1	Amendment, dated April 30, 2018, to Employment Agreement, by and between QPAGOS Corporation and Gaston Pereira
10.2	Amendment, dated April 30, 2018, to Employment Agreement, by and between QPAGOS Corporation and Andrey Novikov

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPAGOS

Date: May 2, 2018	By:	/s/ Gaston Pereira
Name: Gaston Pereira
Title: Chief Executive Officer

Exhibit Number	Description

10.1	Amendment, dated April 30, 2018, to Employment Agreement, by and between QPAGOS Corporation and Gaston Pereira
10.2	Amendment, dated April 30, 2018, to Employment Agreement, by and between QPAGOS Corporation and Andrey Novikov